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                               EXHIBIT 11.1

              NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES

                 CALCULATION OF PRIMARY EARNINGS PER SHARE
             (Amounts in thousands, except per share amounts)


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                                                                          Three Months Ended             Nine Months Ended
                                                                             September 30,                 September 30,
                                                                        ______________________       ________________________
                                                                           1994        1993             1994          1993
                                                                        __________   _________       ___________   __________
INCOME (LOSS) FROM CONTINUING OPERATIONS                                 $ 1,749     $12,850         $  1,816      $  8,842
                                                                         _______     ________        _________     _________

NET INCOME (LOSS)                                                        $ 1,749     $(3,812)        $(47,636)     $(11,707)
                                                                         =======     ========        =========     =========

Shares outstanding from beginning of period                               29,516      29,994           29,405        29,968

Pro rata shares:
   Stock options exercised                                                    59          35              119            30

   Shares purchased for treasury, from date of purchase                       (8)       (658)              (7)         (323)

   Assumed exercise of stock options, using treasury
    stock method                                                              91         257              126           264
                                                                         _______     ________        _________     _________

   Weighted average number of shares outstanding                          29,658      29,628           29,643        29,939
                                                                         =======     ========        =========     =========

EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS                        $.06        $.43             $.06          $.30
                                                                            ====       =====             ====          ====

LOSS PER SHARE                                                              $.06       $(.13)          $(1.61)        $(.39)
                                                                            ====       ======          =======        ======

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